Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The AZEK Company Inc. of our report dated November 29, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The AZEK Company Inc.’s Annual Report on Form 10-K for the year ended September 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 16, 2023